EXHIBIT 99



Contact: John D. Milton, Jr.         904/355-1781, Ext. 258
  Executive Vice President, Treasurer & CFO



         FLORIDA ROCK INDUSTRIES, INC. ANNOUNCES
                 SECOND  QUARTER RESULTS

Jacksonville, Florida: April 30, 2007- Florida Rock Industries, Inc. (NYSE-FRK) today announced net income of $26,210,000 or $.39 per diluted share for the second quarter of fiscal year 2007 versus $57,810,000 or $.86 per diluted share for the same quarter of fiscal year 2006.

      Consolidated total sales for the quarter decreased 31.5% to $249,387,000 from $364,087,000 in the same quarter last year driven by volume decreases in all three segments and lower sales prices for cement and concrete block. Aggregate volumes decreased 27.7%, ready-mix yards decreased 34.0%, block volume fell 50.4% and cement tonnage decreased
34.7%   over  the  second  quarter  of  2006.  Gross  profit
decreased  44.3% to $69,114,000 compared to $124,073,000  in the same quarter last year. Aggregate prices at producing locations were up 18.2% over the second quarter last year and ready-mix concrete prices held on to a 5.7% year over year gain.

     Second quarter FY 2007 operating profit decreased 55.1% to $40,585,000 as compared to $90,376,000 in the second quarter of fiscal year 2006. Included in this quarter's operating profit are real estate gains of $4,000 versus $495,000 for the same quarter last year.

Selling, general and administrative expenses for the second quarter of fiscal year 2007 were $28,533,000 or 11.4% of sales as compared to $34,192,000 and 9.4% of sales for the second quarter of 2006. The dollar decrease is primarily attributable to the decrease in profit sharing and management incentive compensation, which is tied to earnings exclusive of real estate gains. This year's second quarter included $3 million of expenses (before taxes) related to the proposed merger of the Company with Vulcan Materials Company.

Commenting  on  the  second  quarter  of  fiscal  year  2007 results, President and CEO John Baker stated that:

     While the decline in residential construction  has
     been  immediate and large, we are encouraged  that
     new  permits  in  Florida have now  shown  several
     months   of   positive  trending.   Transportation
     spending remains strong and non residential starts
     in  our  markets in the March quarter were up  18%
     over the same quarter last year.


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     Until  residential construction recovers, however,
     volumes   will  continue  to  trail  last   year's
     numbers. As you can see from the price and volume charts on our website, aggregate prices went up strongly in January. Cement prices are down as we ship further to pick up volume and because the high-priced bag goods are the most affected by the home building slowdown. Concrete prices appear flat but are being buoyed by jobs bid last year.

For the six months ended March 31, 2007, consolidated total sales decreased 18.7% to $544,736,000 from $670,339,000 in the  same  period of fiscal year 2006.  For the same  period
gross   profit   decreased   24.8% to $160,537,000    from
$213,398,000. Net income for the six months decreased 29.4% to $70,489,000 versus $99,825,000 in fiscal year 2006.
After-tax real estate gains in 2007 were $2,553,000 compared to after-tax real estate gains in the first six months of 2006 of $2,876,000 (including after-tax gains of $1,802,000 from an exchange included in other income).

Outlook: Our demand levels are significantly below the record levels of a year ago, but permits for Florida residences show a positive trend and the Dodge reports for our markets show improved non-residential construction activity over year-ago levels. Highway and infrastructure spending remains strong; nevertheless, our volumes will remain below year-ago levels until the excess residential inventory is absorbed. We continue to be optimistic about our markets and the incredible long term future they hold.

The Company will host a conference call at 10:00 a.m. E.D.T. on Tuesday, May 1, 2007. Analysts, stockholders and other interested parties may access the teleconference live by calling 1-888-682-4386 (security code FLORIDA ROCK), or via the Internet through the Conference America, Inc. website at http://www.yourcall.com/real/players/frk05107.ram or via
the  Company's  website at www.flarock.com.   If  using  the
Company's website, click on Investor Relations - Florida Rock Industries, Inc. Conference Stream. There will be a 30-40 minute delay until the archive is available following the conclusion of the conference call.

Florida Rock Industries, Inc. is one of the nation's leading producers of construction aggregates, a major provider of ready-mixed concrete and concrete products in the
Southeastern and Mid-Atlantic States and a significant supplier of cement in Florida and Georgia.

Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include our ability to continue to mine at the Miami quarry following the recent court ruling invalidating our permit, risks and uncertainties related to approval and consummation of the proposed merger with Vulcan Materials Company, general business conditions, competitive factors, political, economic, regulatory and weather conditions, pricing, government spending levels on transportation projects, interest rate changes, energy and transportation costs and technological contingencies. Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission


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                FLORIDA ROCK INDUSTRIES, INC.
         Summary of Consolidated Sales and Earnings
       (Amounts in thousands except per share amounts)
                         (Unaudited)

         FOR THE THREE AND SIX MONTHS ENDED MARCH 31

                         THREE MONTHS           SIX MONTHS
                         2007    2006         2007      2006
                         ----    ----         ----      ----
Net Sales             $ 242,806 354,500      529,865    652,334
Freight Revenues          6,581   9,587       14,871     18,005
                        ------- -------      -------    -------
     Total Sales        249,387 364,087      544,736    670,339
Gross Profit             69,114 124,073      160,537    213,398
Operating Profit         40,585  90,376      107,491    152,125
Interest Income/
  Expense (net)             763     592        1,956      1,069
Other Income/Expense
  (net)                    (529)     66          348      4,005
Income before taxes      40,819  91,034      109,795    157,199
Net Income            $  26,210  57,810       70,489     99,825
Earnings per common share:
Basic                      $.40    $.88         1.08       1.52
Diluted                    $.39    $.86         1.06       1.49
Weighted average
  shares outstanding:
Basic                    65,557  65,680       65,447     65,618
Diluted                  66,817  66,879       66,634     66,892



                FLORIDA ROCK INDUSTRIES, INC.
                     Balance Sheet Data
                   (Amounts in thousands)
                         (Unaudited)
                                March 31, 2007  September 30, 2006
Cash and cash equivalents         $     57,818              93,353
Accounts receivable, net               148,356             150,088
Inventories                             54,648              53,015
Other current assets                    11,808               8,735
Property, plant and equipment, net     801,752             690,012
Other non-current assets               244,555             241,057
                                       -------             -------
  Total Assets                      $1,318,937           1,236,260
                                    ==========           =========

Current liabilities                $   156,453             151,266
Long-term debt (excluding
   current maturities)                  16,308              16,423
Deferred income taxes                   95,221              92,449
Other non-current liabilities           60,853              60,226
Shareholders' equity                   990,102             915,896
                                       -------             -------
  Total Liabilities and
    Shareholders' Equity           $ 1,318,937           1,236,260
                                   ===========           =========

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                FLORIDA ROCK INDUSTRIES, INC.
      Business Segments Volumes and Price Comparisons.
                         (Unaudited)

                       2007             2006       2007     2006
                   Second Quarter  Second Quarter   YTD      YTD
                   --------------  --------------  ----     ----
Product Volumes:
   Ready-Mix Yards   1,292,728       1,958,782    2,839,216  3,735,952
   Block            11,636,439      23,440,507   26,529,367 45,319,837
   Aggregate
    Producing Tons   8,029,235      11,102,852   17,702,237 21,351,994
   Cement Tons         415,496         636,089      886,226  1,218,450

Average Prices:
   Ready-Mix Yards   $  101.60           96.10   $   101.08      92.28
   Block             $    1.38            1.41   $     1.39       1.34
   Aggregate
    Producing Tons   $    9.10            7.70   $     8.69       7.37
   Cement Tons       $   97.79          100.81   $   100.51      96.18



                FLORIDA ROCK INDUSTRIES, INC.
                      Business Segments
                   (Amounts in thousands)
                         (Unaudited)

The Company has identified its business segments as Aggregates, Concrete Products, Cement and Calcium Products. All of the Company's operations are located in the southeastern and mid-Atlantic states and each is managed separately along product lines. Operating results for the Company's business segments are as follows:


                          Three Months Ended   Six Months Ended
                               March 31            March 31

                             2007     2006       2007      2006
                             ----     ----       ----      ----
Net Sales, excluding freight
   Aggregates               $ 81,279   98,944     173,460  183,431
   Concrete products         152,935  234,207     336,593  429,317
   Cement and calcium         41,935   65,256      90,129  119,322
   Inter-segment sales       (33,343) (43,907)    (70,317) (79,736)
                             -------- --------    -------- --------
Total Net Sales, excluding
 freight                    $242,806  354,500     529,865  652,334
                            ========  =======     =======  =======
Operating Profit
   Aggregates               $ 18,384   29,451      43,062   50,052
   Concrete products          13,325   45,333      40,581   76,653
   Cement and calcium         12,103   25,257      31,669   40,358
   Corporate overhead        (3,227)  (9,665)     (7,821) (14,938)
                             -------  -------     ------- --------
Total Operating profit      $ 40,585   90,376     107,491  152,125
                            ======== ========     =======  =======


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